Exhibit 10.1

GENERAC HOLDINGS INC.

DEFERRED STOCK UNIT PLAN
FOR non-employee directors

(Effective April 1, 2017)

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	5.2 Time and Form of Payment	7
	5.3 Payment to Beneficiary	8
	5.4 Tax Withholding	8
	5.5 Spendthrift Provision	8
	5.6 Rights as Shareholder	8

Article 6	Administration	8

	6.1 Plan Administrator	8
	6.2 Powers of Plan Administrator	8

Article 7	Miscellaneous	9

	7.1 No Rights to Continue as Board Member	9
	7.2 Amendment	9
	7.3 Termination	9
	7.4 Severability	9
	7.5 Compliance with Law	9
	7.6 Limitation of Liability	10
	7.7 Governing Law and Venue	10

Signature

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GENERAC HOLDINGS INC.

DEFERRED STOCK UNIT PLAN
FOR non-employee directors

_______________________

Article 1

Establishment and Purpose

1.1	Establishment of the Plan

Generac Holdings Inc. (the “Company”) is establishing the Generac Holdings Inc. Deferred Stock Unit Plan for Non-Employee Directors in accordance with the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan, effective April 1, 2017.

1.2	Purpose

The purpose of the Plan is to permit each Non-Employee Director to voluntarily defer all or part of his or her Director’s Fees that he or she would otherwise receive in Shares.

1.3	Status of Plan Under ERISA

A Non-Employee Director is not an employee of the Company. A Non-Employee Director is treated as an independent contractor for federal tax purposes with regard to the service that he or she provides to the Company. As a result, the Plan is not subject to ERISA.

1.4	Compliance with Section 409A

To the extent the Plan provides deferred compensation under Section 409A of the Code, the Plan is intended to comply with Section 409A. The Plan is intended to be interpreted consistent with the requirements of Section 409A of the Code.

Article 2

Definitions

The following terms have the meanings described in this Article unless the context clearly indicates another meaning. All references in the Plan to specific articles or sections refer to Articles or Sections of the Plan unless otherwise stated.

2.1	Account

“Account” means the bookkeeping record of a Participant’s benefits under the terms of the Plan. A Participant’s Account may be divided into separate subaccounts as provided in the Plan.

2.2	Affiliate

“Affiliate” means a company that is considered a single employer with the Company under the controlled group rules in Sections 414(b) and (c) of the Code.

2.3	Annual Stock Grant

“Annual Stock Grant” means the annual grant of Shares made by the Company to each Non-Employee Director after the release of the Company’s first quarter financial information for each Calendar Year.

2.4	Beneficiary

“Beneficiary” means the beneficiary designated in writing by a Participant to receive benefits from the Plan in the event of the Participant’s death. The Beneficiary must be designated on a form provided by the Plan Administrator, and a Participant may change the Beneficiary designation at any time by signing a new form and delivering it to the Plan Administrator.

If a Participant designates a trust as Beneficiary, the Plan Administrator will determine the rights of the trustee without responsibility for determining the validity, existence, or provisions of the trust. Further, the Plan Administrator will not have responsibility for the application of sums paid to the trustee or for the discharge of the trust.

If no Beneficiary survives a Participant, payment will be made to the Participant’s estate or as otherwise described in the Beneficiary designation form received by the Company.

The facts shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee and the amount properly payable. The distribution made in accordance with such facts shall constitute a complete discharge of all obligations under the provisions of the Plan.

2.5	Board of Directors

“Board of Directors” means the Board of Directors of the Company.

2.6	Calendar Year

“Calendar Year” means the period of January 1 through the following December 31.

2.7	Change of Control

“Change of Control” means a Change of Control as defined in Section 2.12 of the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan.

2.8	Code

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations.

2.9	Company

“Company” means Generac Holdings Inc., a Delaware corporation.

2.10	Deferred Stock Unit

“Deferred Stock Unit” means the right to receive one Share subject to the terms and conditions of the Plan. If during the period the Participant holds any Deferred Stock Units granted under this Plan, the Company pays a dividend with respect to its Shares, the Participant’s Account shall be credited with an additional number of Deferred Stock Units having a value equal to the dividends that would have been paid to the Participant if one Share had been issued to the Participant for each Deferred Stock Unit granted to the Participant as set forth in this Plan, based on the fair market value of a Share as of the close of business on the applicable dividend payment date and rounded to the nearest whole Share. Any such additional Deferred Stock Units shall be considered Deferred Stock Units under this Plan and shall also be credited with additional Deferred Stock Units as dividends, if any, are declared and shall be subject to the same restrictions and conditions as the Deferred Stock Units with respect to which they were credited.

2.11	Director’s Fees

“Director’s Fees” means the Retainer Fees and the Annual Stock Grant to be paid in shares to a Participant by the Company and its Affiliates for service on its Board of Directors.

2.12	Distributable Event

“Distributable Event” means an event for which a distribution of benefits is made under Section 5.1.

2.13	Elective Deferrals

“Elective Deferrals” means amounts deferred under Section 5.1 from the Director’s Fees otherwise payable to a Participant.

2.14	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15	Gross Misconduct

“Gross Misconduct” means any of the following, with respect to the Participant’s service as a member of the Board of Directors:

(a)     Theft or embezzlement from the Company or any Affiliate; or

(b)     Gross negligence, fraud or willful violation of any law or significant policy of the Board of Directors, resulting in a material adverse effect on the Company or any Affiliate.

However, the term “Gross Misconduct” shall not include ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if the Participant has exercised substantial efforts in good faith to perform his or her duties as a member of the Board of Directors.

2.16	Non-Employee Director

“Non-Employee Director” means a person who is a member of the Board of Directors of the Company, and is not a common law employee of the Company or any Affiliate.

2.17	Participant

“Participant” means a Non-Employee Director who elects to participate in the Plan and has an Account under the Plan.

2.18	Plan

“Plan” means the Generac Holdings Inc. Deferred Stock Unit Plan for Non-Employee Directors.

2.19	Plan Administrator

“Plan Administrator” means the Company or the individual or committee designated by the Company as the Plan Administrator under Article 6.

2.20	Retainer Fees

“Retainer Fees” means the quarterly Retainer Fees paid to a Participant by the Company for service on its Board of Directors.

2.21	Separation from Service

“Separation from Service” means a “separation from service” under Section 409A of the Code. Generally, this occurs if all of the following requirements are satisfied with regard to a Participant:

(a)     The Participant ceases to be a member of the Company’s Board of Directors and does not have an expectation of being reappointed;

(b)     The Participant does not have any other contract to provide services to the Company or any expectation of a contract; and

(c)     The Participant is not an employee of the Company.

For purposes of this Section, the term “Company” includes the Company’s Affiliates.

2.22	Share

“Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 of the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan.

2.23	Total Disability

“Total Disability” means a “disability” under Section 409A of the Code. A Participant has a Total Disability if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months. The existence of the disability will be established by the certification of a physician or physicians selected by the Company.

Article 3

Participation

Each Non-Employee Director is eligible to participate in the Plan beginning on the later of:

(a)     April 1, 2017; or

(b)     The first day of the quarter of each Calendar Year (i.e., January 1, April 1, July 1 and October 1) coincident with or after the person becomes a Non-Employee Director.

A Participant will no longer be eligible to defer Directors Fees in a Calendar Year beginning after the Participant becomes an employee of the Company or its Affiliates.

Article 4

Amounts Credited to a Participant’s Account

4.1	A Participant’s Account

The Company will maintain an Account for each Participant to record the Participant’s Deferred Stock Units under the terms of the Plan. Amounts will be credited to the Participant’s Account as provided in this Article.

The Account is for bookkeeping purposes only. The Company is not required to fund the amount credited to the Account. The Participant is a general unsecured creditor of the Company. The Company will pay benefits to the Participant from the Company’s general assets at the time and in the manner provided in Article 5. As a result, the Plan is a mere promise by the Company to make benefit payments in the future.

4.2	Amounts Credited Based Upon Elective Deferrals

The Company shall credit a Participant’s Account with the amount of a Participant’s Elective Deferrals as follows:

(a)     Time of Election Before the beginning of each Calendar Year, a Participant will make an irrevocable written election to make Elective Deferrals from Director Fees earned during that Calendar Year. But the following special rules apply:

(1)     If a person initially becomes a Participant during a Calendar Year beginning on or after January 1, 2018, the Participant may make an election within 30 days after the person becomes a Participant to make Elective Deferrals from Retainer Fees earned during any quarter beginning after the election is made. The amount of the Participant’s Retainer Fees earned after the election shall be determined consistent with Treasury regulations relating to Section 409A of the Code.

(2)     A Participant may elect to make Elective Deferrals from the Annual Stock Grant declared in 2017 at any time before the date the Annual Stock Grant is declared by the Board of Directors.

(3)     If a Participant does not make a new election for a Calendar Year, the Participant’s election from the prior Calendar Year will be continued.

(b)     Separate Elections Permitted A Participant may make separate elections with regard to Elective Deferrals from Retainer Fees and the Annual Stock Grant. The Participant’s election shall specify the percentage of each applicable type of Director’s Fees that will be an Elective Deferral. The percentage may be 0%, 50% or 100%. The Plan Administrator may also periodically establish additional rules relating to a Participant’s Elective Deferrals.

(c)     Irrevocability of Election Except to the extent permitted under paragraph (a)(1) or (2) above, a Participant’s election to make Elective Deferrals during a Calendar Year is irrevocable after the last day of the prior Calendar Year.

(d)     Crediting of Elective Deferrals to Accounts A Participant’s Elective Deferrals shall be converted to Deferred Stock Units credited to his or her Account immediately following the second business day after the public disclosure of the Company’s financial results for the prior fiscal quarter.

4.3	Vesting Events

A Participant will be fully vested in the Deferred Stock Units credited to his or her Account attributable to Elective Deferrals of Retainer Fees as of the date the Deferred Stock Units are credited to the Participant’s Account. A Participant will be fully vested in the Deferred Stock Units credited to his or her Account attributable to Elective Deferrals of an Annual Stock Grant as of the earliest of the following Vesting Events:

(a)     The date the Deferred Stock Units attributable to the Elective Deferral of any Annual Stock Grant declared for a Calendar Year after 2017 are credited to the Participant’s Account.

(b)     The one year anniversary of the date the Deferred Stock Units attributable to the Elective Deferral of the Annual Stock Grant declared for the 2017 Calendar Year are credited to the Participant’s Account.

(c)     The date of the Participant’s death while a member of the Board of Directors.

(d)     The date the Participant incurs a Total Disability while a member of the Board of Directors.

(e)     The date a Change of Control of the Company occurs.

If a Participant ceases to be a member of the Board of Directors before any of these Vesting Events occur, he or she will forfeit all unvested Deferred Stock Units under the Plan. In addition, if a Participant ceases to be a member of the Board of Directors at any time as a result of the Participant’s Gross Misconduct, he or she will forfeit all vested and unvested Deferred Stock Units under the Plan.

Article 5

Distribution of Benefits

5.1	Distributable Events

A Participant shall have a Distributable Event on the first to occur of the following:

(a)     The date the Participant has a Separation from Service for a reason other than the Participant’s death.

(b)     The date the Participant dies.

(c)     The date there is a Change of Control.

5.2	Time and Form of Payment

A Participant will receive Shares equal to the vested Deferred Stock Units credited to his or her Account in a single lump sum payment on the 30th day after the Distributable Event.

Notwithstanding anything herein to the contrary, no payment of Shares that are payable upon a participant’s Separation from Service shall be made to any Participant who is a “specified employee” for purposes of Code Section 409A until the earlier to occur of the date that is six months and one day after such participant’s Separation from Service or the date of such participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5.2 shall be paid to the Participant.

5.3	Payment to Beneficiary

If a Participant dies, Shares equal to the vested Deferred Stock Units credited to the Participant’s Account will be paid to his or her Beneficiary as provided in Section 5.1(b).

5.4	Tax Withholding

The Participant shall be responsible and liable for any and all income tax, social insurance, payroll tax, payment on account or other tax-related items, whether imposed under the applicable law of any federal, state, local or foreign jurisdiction, related to the payment of the Participant’s Shares (“Tax-Related Items”). The Company will not withhold for any such Tax-Related Items unless required by law. Any applicable federal, state, or local income taxes will be withheld from the payment of benefits.

5.5	Spendthrift Provision

No benefit or interest under the Plan is subject in any manner to assignment or alienation, whether voluntary or involuntary. Any assignment or alienation of benefits will be void.

5.6	Rights as Shareholder

A Participant shall not have any rights of a shareholder with respect to the Deferred Stock Units unless and until the Deferred Stock Units are settled by the delivery of Shares.

Article 6

Administration

6.1	Plan Administrator

The individual or committee designated by the Company has the sole responsibility for the administration of the Plan and is designated as Plan Administrator.

6.2	Powers of Plan Administrator

The Plan Administrator has all discretionary powers necessary to administer the Plan, including, but not limited to, the following:

(a)     Maintain records pertaining to the Plan.

(b)     Interpret the terms and provisions of the Plan.

(c)     Establish procedures by which a Participant may apply for benefits under the Plan and appeal a denial of benefits.

(d)     Determine a Participant’s rights under the Plan.

(e)     Administer the appeal procedure provided in this Article.

(f)     Delegate specific responsibilities for the operation and administration of the Plan to such employees or agents as it deems advisable and necessary.

Article 7

Miscellaneous

7.1	No Rights to Continue as Board Member

The existence of the Plan does not grant a Participant any legal right to continue as a member of the Company’s Board of Directors, nor affect the right of the Company or the shareholders to remove a Participant from the Board of Directors.

7.2	Amendment

The Company has the right to amend or terminate the Plan at any time by action of its Board of Directors. However, no amendment or termination may reduce an amount credited to a Participant’s Account.

7.3	Termination

The Board of Directors may terminate the Plan at any time. If the Plan is terminated, the Participant may not defer any additional Director Fees. A Participant’s benefits will be paid at the earlier of the following times:

(a)     If the Participant has a Distributable Event under Section 5.1, at the time provided in Section 5.1; or

(b)     The time for payment provided under Treas. Reg. §1.409A-3(j)(4)(ix).

7.4	Severability

The unenforceability of any provision of the Plan will not affect the enforceability of the remaining provisions of the Plan.

7.5	Compliance with Law

The issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

7.6	Limitation of Liability

Neither the Company nor any of its directors, officers, employees, agents or representatives (including specifically the Plan Administrator) shall have any obligation to take any action to prevent the assessment of any tax or penalty on any Participant under Section 409A of the Code, and such parties or the Company will have no liability to any Participant for such tax or penalty.

7.7	Governing Law and Venue

The provisions of the Plan will be governed by the laws of the state of Wisconsin. Further, any legal action brought against the Plan, or against the Plan Administrator or Company in connection with the Plan, must be brought in the Federal District Court for the Eastern District of Wisconsin.